EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-K/A of  Janel World Trade, Ltd. for the fiscal year ended September 30, 2008, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: December 13, 2010	/s/ James N. Jannello
James N. Jannello, Executive Vice President and Chief Executive Officer

Dated: December 13, 2010	/s/ William J. Lally
President and Chief Operating Officer

Dated: December 13, 2010	/s/ Philip Dubato
Executive Vice President of
Finance, and Chief Financial
and Accounting Officer of
Janel World Trade, Ltd.